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                                                                   EXHIBIT 10.41
BORROWER:     JOPPA ASSOCIATES
GUARANTOR:    Santa Anita Realty Enterprises, Inc.

                       UNCONDITIONAL GUARANTY OF PAYMENT
                       ---------------------------------

     THIS UNCONDITIONAL GUARANTY OF PAYMENT (the "Guaranty") is made as of the 31st day of December, 1992, by and between SANTA ANITA REALTY ENTERPRISES,
    ----        --------
INC. ("Guarantor"), a Delaware corporation, for the benefit of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("Bank"), a national banking association.

                                   RECITALS

     A. Bank is the holder of that certain Promissory Note dated April 20, 1988, from Joppa Associates ("Borrower"), a Maryland general partnership, in the principal amount of Eighteen Million Dollars ($18,000,000) (the "Loan"), which Promissory Note was amended and restated by that certain Amended and Restated Promissory Note dated as of June 2, 1989, by and between Borrower and Bank. (Said Promissory Note as amended and restated is hereinafter referred to as the "Note".)

     B. The Note is secured by, among other things, that certain Deed of Trust dated April 20, 1988, from Borrower to Continental Auxiliary Company ("Trustee"), a California corporation, for the benefit of Bank, recorded in the land records of Baltimore County (the "Land Records") in Liber 7855 at folio 802, and encumbering certain real property (the "Property") and the improvements thereon (the "Improvements") located in Baltimore County as more particularly described in Exhibit A attached to said Deed of Trust. Said Deed of Trust was amended and restated by that certain Amended and Restated Deed of Trust and Security Agreement dated as of June 2, 1989, by and among Borrower, Trustee, and Bank, and recorded in the Land Records in Liber 8229 at folio 512. (Said Deed of Trust as amended and restated is hereinafter referred to as the "Deed of Trust".)

     C. The proceeds of the Note are being disbursed to Borrower pursuant to that certain Loan Agreement dated April 20, 1988, between Borrower and Bank, which Loan Agreement was amended and restated by that certain Amended and Restated Loan Agreement dated as of June 2, 1989. (Said Loan Agreement as amended and restated is hereinafter referred to as the "Loan Agreement".)

     D. Bank and Borrower have agreed to amend the Loan Agreement and have this date entered into the following loan documents (the "Amendment Documents") to, among other things, amend the terms and conditions of the Loan Agreement

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and to spread the lien of the Deed of Trust to certain "Additional Property"
described therein:

           (i) First Amendment to Amended and Restated Loan Agreement dated as of even date herewith;

          (ii) First Amendment to Amended and Restated Deed of Trust and Security Agreement;

         (iii) First Amendment to Assignment of Lessor's Interest in Leases and Rents;

          (iv) UCC-3 Financing Statements.

     E. As a condition of entering into the Amendment Documents, Bank has required that Guarantor execute and deliver this Guaranty.

     F. Guarantor is a partner of Borrower and has all requisite corporate power and authority to execute and deliver this Guaranty.

     G. Guarantor executes and delivers this Guaranty to induce Bank to enter into the Amendment Documents.

     H.   The foregoing recitals are an integral part of this Guaranty.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:

          (1) Until the Loan shall have been repaid to Bank in full, Guarantor unconditionally guarantees and promises to pay to Bank, on order or demand, in lawful money of the United States up to fifty percent (50%) of the outstanding total amount of principal and interest and any other amounts that may become due under the Note, the Deed of Trust or the Loan Agreement from time to time until the Loan has been fully paid and the period of time has expired during which any payment made by Borrower or Guarantor to Bank may be determined to be a Preferential Payment (as hereinafter defined). In determining the fifty percent maximum liability of Guarantor under this Guaranty prior to a suit for a deficiency judgment, the outstanding total amount of the Loan for such calculation shall be reduced by any amount realized as a result of foreclosure or the exercise of any other remedies against Borrower or any other guarantor; however, Bank shall have no obligation (i) to proceed against Borrower or any other guarantor, (ii) to proceed against or exhaust any security held by Borrower, or (iii) to pursue any other remedy in Bank's power whatsoever

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as a condition of exercising Bank's rights under this Guaranty. For example, if immediately prior to foreclosure, the outstanding balance of the Loan is $18,000,000 and $1,000,000 in accrued and unpaid interest, late charges and other accounts owed to Bank are due and payable on the Loan, the maximum liability of Guarantor shall be $9,500,000 (50% of $19,000,000), and a judgment (or arbitration award pursuant to Section 11 of this Guaranty) in such amount shall be fully enforceable notwithstanding Bank's subsequent actions to foreclose or to pursue other remedies under the documents evidencing and securing the Loan (collectively, the "Loan Documents"). If Lender realizes $8,000,000 from a foreclosure sale, the deficiency would be $11,000,000 ($19,000,000 minus $8,000,000); therefore, Guarantor's liability for the Loan would be limited to $5,500,000, and a judgment (or arbitration award pursuant to Section 11 of this Guaranty) in such amount shall be fully enforceable, notwithstanding Bank's subsequent actions to pursue other remedies against Borrower (subject to Section 13.14 of the Loan Agreement) or any other guarantor. Notwithstanding the foregoing, if Bank forecloses on the Property and the Improvements after receiving a judgment or award against Guarantor pursuant to the terms of this Guaranty, Guarantor shall be entitled to an offset against such judgment or award equal to fifty percent (50%) of the amount realized by Bank from the foreclosure sale. For example, if in the example above, Bank obtains a judgment against Guarantor in the amount of $9,500,000 (50% of the total amount due under the Loan), and Bank subsequently realizes $8,000,000 from a foreclosure sale, Guarantor's liability under the judgment would be reduced amount by $4,000,000 to $5,500,000.

     (2) This Guaranty is irrevocable and is made whether Borrower may be liable individually or jointly with others, or whether recovery on the indebtedness described in Section (1) may be or hereafter may become barred by any statute of limitations, or whether such indebtedness may be or hereafter may become otherwise unenforceable. Furthermore, Guarantor acknowledges that it may be liable as a partner of Borrower under the Loan Documents (subject to Section
13.14 of the Loan Agreement) and that the limitation on Guarantor's liability under Section (1) of this Guaranty shall not in any way limit Guarantor's liability as a partner of Borrower under the Loan Documents, nor shall any limitation on Borrower's liability under the Loan Documents in any way limit Guarantor's liability under this Guaranty.

     (3) The obligations hereunder are independent of the obligations of Borrower or any other guarantor. A separate action or actions may be brought and prosecuted against Guarantor whether or not action is brought against Borrower or any other guarantor or whether or not Borrower or any other guarantor is joined in any such action or

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actions.  Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Guarantor further agrees that to the extent Borrower, Guarantor or any other guarantor makes any payment to Bank in connection with the indebtedness and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Bank or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Bank, the indebtedness or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made. In no event, however, shall Guarantor's liability under this Guaranty ever exceed the amount determined pursuant to Section (1) of this Guaranty.

     (4) Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to (a) renew, compromise, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Note, the Deed of Trust or the Loan Agreement or any other guaranty; (b) take and hold security for the payment of this Guaranty or the indebtedness guaranteed, and exchange, enforce, waive and release any such security; (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; and (d) release or substitute any one or more of the endorsers or Guarantor. Notwithstanding the foregoing, Bank shall not terminate the Guaranty of Payment (the "Hahn Guaranty") dated as of even date herewith from Ernest W. Hahn, Inc., unless this Guaranty is also terminated; however, Bank shall not be required to pursue its remedies under the Hahn Guaranty as a condition of exercising its rights under this Guaranty. Bank may without notice assign this Guaranty in whole or in part.

     (5) Guarantor waives any right to require Bank to (a) proceed against Borrower or any other guarantor; (b) proceed against or exhaust any security held from Borrower; or (c) pursue any other remedy in Bank's power whatsoever. Except for a defense that all or a portion of the Loan has been paid prior to entry of a judgment (or a determination of an arbitration award pursuant to Section 11 of this Guaranty) against Guarantor, Guarantor waives any defense arising by reason of any disability or other defense of Borrower or any other guarantor or by reason of the cessation from any cause whatsoever of the liability of Borrower or any other guarantor. Until all indebtedness of Borrower to Bank shall have been paid in full, Guarantor

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shall have no right of subrogation, and waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank. Bank may foreclose, either by judicial foreclosure or by exercise of power of sale, any deed of trust securing the indebtedness, and, even though the foreclosure may destroy or diminish Guarantor's rights against Borrower, Guarantor shall be liable to Bank for any part of the Loan remaining unpaid after the foreclosure sale has been ratified in accordance with Maryland law. Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices or protest, notices of dishonor, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional indebtedness. In no event, however, shall Guarantor's liability under this Guaranty ever exceed the amount determined pursuant to Section (1) of this Guaranty.

      (6) Neither Guarantor's obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement hereof shall be impaired, modified, changed, released or limited in any manner whatsoever by Borrower's bankruptcy or by any impairment, modification, change, release or limitation of (a) the liability of Borrower, any party assuming the obligations of Borrower under the Note, or Borrower's estate in bankruptcy, or (b) any remedy for the enforcement of the Note, either of which result from the operation of any present or future provision of the Bankruptcy Reform Act of 1978 or other statute, or from the decision of any court.

      (7) (a) Notwithstanding any other provision of this Guaranty to the contrary, Guarantor hereby waives any claim or other rights which Guarantor may now have or hereafter acquire against Borrower that arise from the existence or performance of Guarantor's obligations under this Guaranty or any other loan document (all such claims and rights are referred to as "Guarantor's Conditional Rights"), including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, any right to participate in any claim or remedy of Bank against Borrower or any collateral which Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, by any payment made hereunder or otherwise, including without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights; provided, however, that nothing contained in this Section 7(a) shall impair Guarantor's rights against Ernest W. Hahn, Inc., and DeChiaro Associates for reimbursement, contribution or

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otherwise, subject to the provisions of subsections 7(a)(i) and (ii) below.
If, notwithstanding the foregoing provisions, any amount shall be paid to Guarantor on account of Guarantor's Conditional Rights and either (i) such amount is paid to Guarantor at any time when the indebtedness shall not have been paid or performed in full, or (ii) regardless of when such amount is paid to Guarantor, any payment made by Borrower to Bank is at any time determined to be a Preferential Payment, then such amount paid to Guarantor shall be held in trust for the benefit of Bank and shall forthwith be paid to Bank to be credited and applied upon the indebtedness, whether matured or unmatured, in such order as Bank, in its sole and absolute discretion, shall determine.

    (b) To the extent that any of the provisions of subparagraph (a) of this section shall not be enforceable, Guarantor agrees that until such time as the indebtedness has been paid and performed in full and the period of time has expired during which any payment made by Borrower or Guarantor to Bank may be determined to be a Preferential Payment, Guarantor's Conditional Rights to the extent not validly waived shall be subordinate to Bank's right to full payment and performance of the indebtedness, and Guarantor shall not enforce Guarantor's Conditional Rights during such period.

    (8) Where any one or more of the partners of Borrower are corporations or partnerships it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners or agents acting or purporting to act on their behalf, and any indebtedness made or created in favor of Bank in reliance upon the professed exercise of such power shall be guaranteed hereunder.

    (9) Guarantor hereby consents to the exercise of personal jurisdiction over it by any federal or state court in the State of Maryland and consents to the laying of venue in any jurisdiction or locality in the State of Maryland. Guarantor irrevocably appoints Corporation Trust, Incorporated, having an address at 32 South Street, Baltimore, Maryland 21202, as Guarantor's agent for receipt of service of process on Guarantor's behalf in connection with any suit, writ, attachment, execution or discovery or supplementary proceedings in connection with the enforcement of this Guaranty. Service shall be effected by any means permitted by the court in which any action is filed, or, at Bank's option, by mailing process, postage prepaid, by certified mail, return receipt requested to Guarantor's agent at the foregoing address and in addition to Guarantor at Guarantor's address set forth in the "Notices" provision of the Deed of Trust. Service shall be deemed effective upon receipt. Guarantor may designate a change of address

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for purposes of this paragraph by written notice to Bank by certified mail, return receipt requested, at least ten (10) days before such change of address is to become effective.

     (10) Guarantor agrees to pay all reasonable attorney's fees and all other costs and expenses which may be incurred by Bank in the enforcement of this Guaranty.

     (11) (a) Any controversy or claim arising out of or relating to this Guaranty or any agreements or instruments relating hereto or delivered in connection herewith, including but not limited to a claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Guaranty, and the commercial rules of the American Arbitration Association. Subject to Section 3 of this Guaranty, the arbitrator(s) shall give effect to statutes of limitation in determining any claims. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

           (b) No provision of this Section 11 shall limit the right of any party to this Guaranty to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to apply for and obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration. Foreclosure under any deed of trust or mortgage shall not constitute a waiver of any right to arbitration under this Section. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.


     (12) This Guaranty shall be governed by and construed according to the laws of the State of Maryland, the jurisdiction of which the parties hereto submit.

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     IN WITNESS WHEREOF, this Unconditional Guaranty of Payment has been executed as of the date first above written.

WITNESS OR ATTEST:                             SANTA ANITA REALTY
                                               ENTERPRISES, INC.,
                                                 a Delaware corporation

/s/ Cindy L. Smith                             By: /s/ Glenn L. Carpenter [SEAL]
- ---------------------                              --------------------------
                                                   Name:  Glenn L. Carpenter
                                                   Title: Pres.

                                               By: /s/ Donald G. Herman
                                                   --------------------------
                                                   Name:  Donald G. Herman
                                                   Title: VP Finance

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